UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARIAD Pharmaceuticals, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	22-3106987
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

26 Landsdowne Street

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A is being filed to reflect an amendment to the Section 382 Rights Agreement (the “Rights Agreement”), dated as of October 31, 2013, between ARIAD Pharmaceuticals (the “Company”) and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Item 1. Description of Registrant’s Securities to be Registered

On June 24, 2014, the Company executed an amendment (the “Amendment”) to the Rights Agreement. The Amendment provides that the Rights Agreement may not be amended to extend the Expiration Date (as defined in the Rights Agreement).

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

3.1	Amended Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A filed on November 5, 2013).

4.1	Section 382 Rights Agreement, dated as of October 31, 2013, between ARIAD Pharmaceuticals, Inc. and Computershare Trust Company, N.A., which includes the Form of Amended Certificate of Designation of Series A Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2013).

4.2	Amendment to Rights Agreement, dated as of June 24, 2014, between ARIAD Pharmaceuticals, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on June 24, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date: June 24, 2014

Exhibit Index

Exhibit No.	Description

3.1	Amended Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A filed on November 5, 2013).

4.1	Section 382 Rights Agreement, dated as of October 31, 2013, between ARIAD Pharmaceuticals, Inc. and Computershare Trust Company, N.A., which includes the Form of Amended Certificate of Designation of Series A Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2013).

4.2	Amendment to Rights Agreement, dated as of June 24, 2014, between ARIAD Pharmaceuticals, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on June 24, 2014).

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